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                                                                 Exhibit 10.56

                                 AMENDMENT NO. 1
                                     TO THE
                                PREIT-RUBIN, INC.
                             1998 STOCK OPTION PLAN


         WHEREAS, PREIT-RUBIN, Inc. ("PRI") established the PREIT-RUBIN, Inc. 1998 Stock Option Plan (the "1998 Plan") in 1998 to award nonqualified stock options to acquire shares of beneficial interest in the Pennsylvania Real Estate Investment Trust ("PREIT");

         WHEREAS, Section 10 of the 1998 Plan provides that, subject to certain inapplicable limitations, the Board of Directors of PRI (the "Board") may amend the Plan;

         WHEREAS, the Board has established the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan (the "1999 Plan");

         WHEREAS, the Board desires to suspend the issuance of options under the 1998 Plan to consolidate in the 1999 Plan any shares under the 1998 Plan that have not yet been made subject to options, and to make available under the 1999 Plan any shares subject to expired or terminated options under the 1998 Plan;

         WHEREAS, Section 4 of the 1998 Plan provides that options may be granted to purchase up to 150,000 shares of beneficial interest in PREIT ("Shares"); and

         WHEREAS, options have not yet been granted on 15,500 of the Shares available under the 1998 Plan;

         NOW, THEREFORE, effective as of April 1, 1999, the 1998 Plan is hereby amended as follows:

         1. Section 4 of the 1998 Plan is amended to read as follows:

         4. Stock. No Options may be granted under the Plan on or after April 1, 1999. (Prior to April 1, 1999, Options were granted on 134,500 Shares.) If any Option previously granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the Shares subject to the unexercised portion of the Option shall not be available for the granting of Options under the Plan but instead shall, without further action, become available for the granting of awards (other than ISOs) under the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan.




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         2. The following sentence is added to the end of Section 16
("Termination of Plan") of the 1998 Plan:

Further, Shares subject to Options which expire or otherwise terminate after July 14, 2008 shall be treated as provided in Section 4 hereof.

         IN WITNESS WHEREOF, the Trust has caused these presents to be duly executed this 26th day of March, 1999.


                                                     PREIT-RUBIN, INC.



                                                     By /s/ George Rubin
                                                        ----------------------
                                                        President & Secretary